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                                                                      Exhibit 10


                         INDEPENDENT AUDITORS' CONSENT

Mercury Premier Growth Fund, Inc.:


     We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-30940 on Form N-1A of our report dated February 23, 2000, to the Board of Directors and Shareholder of Mercury Premier Growth Fund, Inc., and our report dated December 20, 1999 to the Board of Trustees and Investors of Master Premier Growth Trust and to the reference to us under the caption "Independent Auditors", each of which appear in the Statement of Additional Information, which is a part of such Registration Statement.




DELOITTE & TOUCHE LLP
Princeton, New Jersey
March 20, 2000